UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2013

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2013, Ameris Bancorp, a Georgia corporation (“Ameris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Prosperity Banking Company, a Florida corporation (“Prosperity”), which provides that, upon the terms and subject to the conditions set forth therein, Prosperity will merge with and into Ameris (the “Merger”), and immediately thereafter, Prosperity’s subsidiary bank, Prosperity Bank, will be merged with and into Ameris’s subsidiary bank, Ameris Bank. Prosperity’s shareholders will be entitled to receive at their election, for each share of Prosperity common stock they hold, 3.125 shares of Ameris common stock or $41.50 in cash, subject to the overall requirement that no more than 50% of the overall consideration will be in the form of cash (with shareholder elections subject to customary proration and allocation procedures applicable to oversubscription for cash consideration).

In the event the Agreement is terminated under certain specified circumstances in connection with a competing transaction, Prosperity will be required to pay Ameris a termination fee of up to $2.25 million in cash. In addition, if the average closing price of Ameris’s common stock for the twenty days beginning on the twenty fifth day before the effective time of the Merger has declined by more than 20% from its price on the day immediately prior to the execution of the Merger Agreement, and Ameris’s common stock underperforms the Keefe Bruyette & Woods Regional Banking Index by more than 20% during such period, Prosperity may terminate the Merger Agreement unless Ameris contributes sufficient additional cash consideration for payment to shareholders of Prosperity electing to receive shares of Ameris common stock in the Merger to offset any reduction in the value of such stock consideration attributable to such decline.

Consummation of the Merger is subject to customary conditions, including, among others, approval of the Merger Agreement by Prosperity’s shareholders and the receipt of required regulatory approvals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Prosperity, Ameris, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 of Ameris that will include a prospectus of Ameris and a Proxy Statement of Prosperity.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Ameris’s performance or achievements to be materially different from any expected future results, performance or achievements. Forward-looking statements speak only as of the date they are made and neither Ameris nor Prosperity assumes any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Ameris and Prosperity, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Ameris’s stock price before closing, including as a result of the financial performance of Ameris prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Ameris and Prosperity operate; (iv) the ability to promptly and effectively integrate the businesses of Ameris and Prosperity; (v) the reaction of the companies’ customers, employees and counterparties to the transaction; and (vi) diversion of management time on merger-related issues. For more information, see the risk factors described in Ameris’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

The press release issued by Ameris on May 2, 2013 announcing the Merger is furnished herewith as Exhibit 99.1. The investor presentation material to be used by Ameris for its conference call on May 2, 2013 to discuss the Merger is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of May 1, 2013 by and between Ameris Bancorp and The Prosperity Banking Company

99.1	Press release dated May 2, 2013

99.2	Investor Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer
(principal accounting and financial officer)

Dated: May 2, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated as of May 1, 2013 by and between Ameris Bancorp and The Prosperity Banking Company

99.1	Press release dated May 2, 2013

99.2	Investor Presentation Materials